EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Macromedia, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-98495, 333-67960, 333-77040, 333-57708, 333-44016, 333-92233, 333-89247, 333-64141, 333-39285, 333-24713 and 333-08435) on Form S-8 of Macromedia, Inc. and subsidiaries of our report dated April 22, 2004, except for Note 3, which is as of June 9, 2005, relating to the consolidated balance sheets of Macromedia, Inc. and subsidiaries as of March 31, 2004 and 2003 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended March 31, 2004 and the accompanying financial statement schedule, which report appears in the March 31, 2004, annual report on Form 10-K/A, Amendment No. 1, of Macromedia, Inc.

Our report refers to the restatement of the consolidated financial statements and related financial statement schedule. Our report also refers to the Company’s change in method of accounting for goodwill and other intangible assets on April 1, 2002.

/s/ KPMG LLP

Mountain View, CA

June 9, 2005